                                                                   EXHIBIT 10.13



                       ARBITRON EXECUTIVE INVESTMENT PLAN






























                                      As Adopted Effective as of January 1, 2001

                       ARBITRON EXECUTIVE INVESTMENT PLAN

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1. DESCRIPTION.......................................................................1
   1.1  Plan Name............................................................................1
   1.2  Plan Purpose.........................................................................1
   1.3  Plan Type............................................................................1
   1.4  Plan Background......................................................................1

ARTICLE 2. PARTICIPATION.....................................................................2
   2.1  Participation........................................................................2
   2.2  Conditions of Participation..........................................................2
   2.3  Termination of Participation.........................................................2

ARTICLE 3. BENEFITS..........................................................................3
   3.1  Participant Accounts.................................................................3
   3.2  Participant Deferral Credits.........................................................3
   3.3  Earnings Credits.....................................................................3
   3.4  Vesting..............................................................................5

ARTICLE 4. DISTRIBUTION......................................................................6
   4.1  Distribution to Participant Before Severance or Disability...........................6
   4.2  Distribution to Participant After Severance or Disability............................7
   4.3  Distribution to Beneficiary.........................................................10
   4.4  Nondeductibility....................................................................11
   4.5  Payment in Event of Incapacity......................................................12
   4.6  Suspension..........................................................................12

ARTICLE 5. SOURCE OF PAYMENTS; NATURE OF INTEREST...........................................13
   5.1  Establishment of Trust..............................................................13
   5.2  Source of Payments..................................................................13
   5.3  Status of Plan......................................................................13
   5.4  Non-assignability of Benefits.......................................................13

ARTICLE 6. AMENDMENT, TERMINATION...........................................................14
   6.1  Amendment...........................................................................14
   6.2  Termination of Participation........................................................14
   6.3  Termination.........................................................................15

ARTICLE 7. DEFINITIONS, CONSTRUCTION AND INTERPRETATION.....................................16
   7.1  Account.............................................................................16
   7.2  Administrator.......................................................................16
   7.3  Affiliate...........................................................................16
   7.4  Board...............................................................................16
   7.5  Beneficiary.........................................................................16
   7.6  Code................................................................................16
   7.7  Company.............................................................................16

   7.8  Cross Reference.....................................................................17
   7.9  Disability..........................................................................17
   7.10 ERISA...............................................................................17
   7.11 Governing Law.......................................................................17
   7.12 Headings............................................................................17
   7.13 Number and Gender...................................................................17
   7.14 Participant.........................................................................17
   7.15 Participating Employer..............................................................18
   7.16 Plan................................................................................18
   7.17 Plan Rules..........................................................................18
   7.18 Prior Plan..........................................................................18
   7.19 Retirement..........................................................................18
   7.20 Severance...........................................................................18
   7.21 Trust...............................................................................18
   7.22 Trustee.............................................................................18
   7.23 Unforeseeable Emergency.............................................................19
   7.24 Valuation Date......................................................................19

ARTICLE 8. ADMINISTRATION...................................................................20
   8.1  Administrator.......................................................................20
   8.2  Plan Rules and Regulations..........................................................20
   8.3  Administrator's Discretion..........................................................20
   8.4  Specialist's Assistance.............................................................20
   8.5  Indemnification.....................................................................20
   8.6  Benefit Claim Procedure.............................................................21
   8.7  Disputes............................................................................21

ARTICLE 9. MISCELLANEOUS....................................................................23
   9.1  Withholding and Offsets.............................................................23
   9.2  Other Benefits......................................................................23
   9.3  No Warranties Regarding Tax Treatment...............................................23
   9.4  No Rights to Continued Service Created..............................................23
   9.5  Special Provisions..................................................................23
   9.6  Successors..........................................................................23

                       ARBITRON EXECUTIVE INVESTMENT PLAN


                                   ARTICLE 1.
                                  DESCRIPTION

1.1     PLAN NAME.

        The name of the Plan is the "Arbitron Executive Investment Plan."

1.2     PLAN PURPOSE.

        The purpose of the Plan is to provide Participants who, as of December 31, 2000, were participants in the Prior Plan with

        (a) the benefits to which they were entitled under the Prior Plan as of December 31, 2000 (other than benefits scheduled to be distributed pursuant to the Prior Plan on January 1, 2001) and

        (b) deferral credits relating to the 2000 plan year under the Prior Plan that would have otherwise been credited to the Participant's account under the Prior Plan as of a date after December 31, 2000, such as deferral credits relating to elections pursuant to the Prior Plan to defer annual bonuses earned during the 2000 plan year and otherwise payable during the first calendar quarter of 2001.

1.3     PLAN TYPE.

        The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. It is intended that the Plan is exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA, to the extent otherwise applicable, by operation of section 4021(b)(6) thereof. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

1.4     PLAN BACKGROUND.

        (a) The Company adopted the Prior Plan effective as of January 1, 1995.

        (b) Effective as of January 1, 1999, the Prior Plan was restated and the name of the Prior Plan was changed from the Ceridian Corporation Deferred Compensation Plan to the Ceridian Corporation Executive Investment Plan.

        (c) Effective as of January 1, 2001, the Company established the Plan and the account balances of the Participants under the Prior Plan as of the close of business on December 31, 2000 (other than the portion of such account balances, if any, scheduled to be distributed pursuant to the Prior Plan on January 1, 2001) were credited to their Accounts under the Plan as of January 1, 2001.

                                   ARTICLE 2.
                                  PARTICIPATION

2.1     PARTICIPATION.

        Participation in the Plan is limited to those individuals whose account balances under the Prior Plan as of the close of business on December 31, 2000 (other than the portion of such account balances, if any, scheduled to be distributed pursuant to the Prior Plan on January 1, 2001) were credited to their Accounts under the Plan as of January 1, 2001. No one else is eligible to participate in the Plan.

2.2     CONDITIONS OF PARTICIPATION.

        Each Participant, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, and must furnish to the Administrator such pertinent information and execute such election forms and other instruments as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish. All elections, directions, designations and similar actions required in connection with the Plan must be made in accordance with and are subject to the terms of the Plan and Plan Rules.

2.3     TERMINATION OF PARTICIPATION.

        A Participant will cease to be a Participant as of the date on which his or her entire Account balance has been distributed.

                                   ARTICLE 3.
                                    BENEFITS

3.1     PARTICIPANT ACCOUNTS.

        (a) Participant Accounts. For each Participant, the Administrator will establish and maintain an Account. Effective as of January 1, 2001, a Participant's Account will be credited with an amount equal to the balance of his or her account under the Prior Plan as of the close of business on December 31, 2000 (other than the portion of such account, if any, scheduled to be distributed pursuant to the Prior Plan on January 1, 2001).

        (b)    Subaccounts.

               (i) Prime Rate Earnings Method. The portion of a Participant's Account balance with respect to which earnings credits are made pursuant to Section 3.3(g) will be credited to a separate subaccount within the Account if deferrals were credited to the Participant's account pursuant to Section
                      3.2 of the Prior Plan for any plan year beginning after December 31, 1998.

               (ii) Grandfathered Distribution Elections. If a Participant made distribution elections under the provisions of the Prior Plan in effect prior to January 1, 1999 pursuant to which distributions are scheduled to be made or to begin before January 1, 2001, the Administrator will maintain separate subaccounts within the Participant's Account each of which will evidence amounts credited to the Account pursuant to any such election with respect to which the Participant has elected an identical form and timing of distribution.

3.2     PARTICIPANT DEFERRAL CREDITS.

        (a) Prior Plan Deferral Credits. If a Participant made a deferral election pursuant to the Prior Plan relating to base compensation or annual bonus earned during 2000 for which the deferral credit would have been made to the Participant's account under the Prior Plan as of a date after December 31, 2000, the credit will instead be made to his or her Account as of the same date and in the same amount that the credit would have been made under the Prior Plan.

        (b) No Other Deferral Credits. No other deferral credits will be made pursuant to the Plan.


3.3     EARNINGS CREDITS.

        (a) Designation of Investment Funds. The Administrator will designate two or more investment funds which will serve as the basis for determining adjustments pursuant to this section. The Administrator may, from time to time, designate additional investment funds or eliminate any previously designated investment funds. The designation or elimination of a fund pursuant to this subsection is not a Plan amendment. The Administrator will not be responsible in any manner to any Participant or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any designation or elimination of an investment fund.

        (b) Change in Direction for Existing Account Balance. A Participant may direct a change in the manner in which his or her existing Account balance is deemed to be invested among the investment funds designated pursuant to Subsection (a). The direction will be effective on or as soon as administratively practicable after the first day of the calendar month that first follows by at least 10 days (or such shorter period as Plan Rules may allow) the date on which the Administrator receives the direction from the Participant.

        (c) Account Adjustment. The Administrator will cause Participants' Accounts to be separately adjusted as of each Valuation Date, in a manner determined by the Administrator to be uniform and equitable, to reflect the income, expense, gains, losses, fees and the like that would have resulted since the last Valuation Date had the Participant's investment directions pursuant to this section actually been implemented. To the extent determined by the Administrator to be necessary in conjunction with any distribution pursuant to the Plan, the Administrator will cause the Account from which the distribution is to be made to be adjusted to reflect a good faith estimate by the Administrator of any fees and other expenditures payable after the date of the distribution in connection with deemed investment activity in the Account through and including the date of the distribution. Any such estimate is binding on the Participating Employer and the person to whom the distribution is made.

        (d) Administrator's Obligations and Responsibilities. The sole obligation of the Administrator with respect to the designation or elimination of any investment fund designated pursuant to Subsection (a) is to act in accordance with the express terms of Subsection (a). By way of example and without limiting the previous sentence, the Administrator is not required, and no course of conduct will cause it to be required, to investigate or monitor any designated fund to any extent or for any purpose or to take or refrain from taking any action with respect to a fund because of any aspect of the performance of the fund. The designation of a limited number of investment funds is solely for administrative convenience and in no way reflects any endorsement of any such funds by the Administrator.

        (e) Deemed Investment. Trust assets are not required to be invested in accordance with a Participant's directions and the balance of all Accounts pursuant to the Plan will be determined pursuant to this section and other applicable sections of the Plan without regard to the actual amount of Trust assets.

        (f) Participant Responsibilities. Each Participant is solely responsible for any and all consequences of his or her investment directions made pursuant to this section. Neither any Participating Employer, any of its directors, officers or employees nor the Administrator has any responsibility to any Participant or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any investment direction made by the Participant pursuant to this section.

        (g)    Prime Rate Method.

               (i) General. The entire portion of a Participant's Account attributable to deferral credits under the Prior Plan for plan years ending before January 1, 1999 will be credited with earnings in accordance with clause (ii) unless the Participant elected otherwise in accordance with Section 3.4(i) of the Prior Plan.

               (ii) Method. As of the last day of each calendar month, the Administrator will, in accordance with Plan Rules, credit the Account of each Participant to whom this clause applies with earnings in an amount equal to the "applicable percentage" of the average daily balance of the Account for the month. The applicable percentage for a given month is the monthly equivalent of the annual prime rate of interest in effect on the first banking day of the month as reported in The Wall Street Journal or other national financial publication selected by the Administrator.

3.4     VESTING.

        Each Participant always has a fully vested nonforfeitable interest in his or her Account.

                                   ARTICLE 4.
                                  DISTRIBUTION

4.1     DISTRIBUTION TO PARTICIPANT BEFORE SEVERANCE OR DISABILITY.

        (a)    In-Service Distributions.

               (i) If a Participant elected pursuant to Section 4.1(a) of the Prior Plan to receive a distribution of all or any portion of his or her Prior Plan account as of a specified date or dates after January 1, 2001 and prior to his or her Severance date or Disability, the election will apply to the Participant's Account pursuant to the Plan.

               (ii) A Participant will be provided with one opportunity to elect to either delay or cancel each date specified in an election described in clause (i). An election pursuant to this clause will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator before the first day of the calendar year immediately preceding the calendar year that includes the distribution date originally specified. If the Participant made such an election pursuant to Section 4.1(a)(iii) of the Prior Plan before January 1, 2001, the election will apply to the Participant's Account pursuant to the Plan and the Participant is not eligible to make an election pursuant to this clause (ii).

               (iii) If the Participant experiences a Severance or Disability before a specified date, the Participant's election pursuant to this subsection will become ineffective on his or her Severance date or Disability and distribution of his or her remaining Account balance will be made pursuant to Section 4.2 or 4.3, as the case may be.

               (iv) Any distribution pursuant to this subsection will be made in a lump sum cash payment on or as soon as administratively practicable after the date specified by the Participant. If the Participant elected a specific dollar amount, the amount of the distribution will be the specified amount or the balance of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date), whichever is less. If the Participant elected a specific percentage of the Account, the amount of the distribution will be the specified percentage of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date).

        (b) Withdrawals Due to Unforeseeable Emergency. Prior to a Participant's Severance date or Disability, a distribution will be made to a Participant from his or her Account if the Participant submits a written distribution request to the

               Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (i) the amount necessary to satisfy the emergency, as determined by the Administrator, and (ii) the balance of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution (reduced by the amount of any other distribution from the Account after that Valuation Date). The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

        (c) Accelerated Distribution. Prior to a Participant's Severance date or Disability, the Participant may elect to receive a distribution in an amount equal to 90 percent of his or her Account balance as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date), and the remaining 10 percent balance of the Account will be permanently forfeited as of that Valuation Date. The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Participant's properly completed written election is filed with the Administrator.

        (d) Reduction of Account Balance. The balance of the Participant's Account will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or last preceding the date of the distribution.

4.2     DISTRIBUTION TO PARTICIPANT AFTER SEVERANCE OR DISABILITY.

        (a) Time. Distribution to a Participant will be made or commence on or as soon as administratively practicable after the date of the Participant's Retirement, Disability or other Severance.

        (b)    Form.

               (i) Severance Before Retirement or Disability. Upon a Participant's Severance before his or her Retirement or Disability, distribution to the Participant will be made in the form of a lump sum cash payment.

               (ii) Retirement or Disability. Upon a Participant's Retirement or Disability, distribution to the Participant will be made in the form of a lump sum cash payment unless (1) the Participant made a written election, on a form provided by the Administrator, to receive his or her distribution in the form of five, 10 or 15 annual installment cash payments and (2) his or her properly completed election form is filed with the Administrator before the first day of the calendar year immediately preceding the calendar year that includes his or her Retirement or Disability. Not more than once during any 12-month period, a Participant may change an election made pursuant to this subsection, but the change will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator before the first day of the calendar year immediately preceding the calendar year that includes the Participant's Retirement or Disability. Until an election becomes effective, it will have no effect on any prior election whether or not such prior election became effective before or after the Administrator received the later election. When an election becomes effective, it will automatically supersede any prior election then in effect. An election or change made pursuant to Section 4.2(b)(ii) of the Prior Plan will be deemed to be an election or change made pursuant to this Section 4.2(b)(ii).

        (c)    Amount.

               (i) Lump Sum. The amount of a lump sum payment from a Participant's Account will be equal to the balance of the Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date).

               (ii) Installments. The amount of an installment payment from a Participant's Account will be determined by dividing the balance of the Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date) by the total number of remaining payments (including the current payment). The undistributed portion of an Account distributed in the form of installment payments will continue to be credited with earnings in accordance with
                      Section 3.3.

        (d) Special Rules. The provisions of this subsection apply notwithstanding Subsection (a), (b) or (c) or any election by a Participant to the contrary.

               (i)    Divestitures.

                      (1) If some or all of the assets of a Participating Employer are sold or otherwise disposed of to an unrelated third party, the Administrator may, but is not required to, cause to be distributed the Account of any Participant whose employment with all Affiliates is terminated in connection with the sale or disposition unless the acquirer adopts a successor plan which is substantially similar to the Plan in all material respects and expressly assumes the Participating Employer's obligation to provide benefits to the Participant, in which case the Participating Employer will cease to have any obligation to provide benefits to the Participant pursuant to the Plan as of the effective date of the assumption. Any such distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the date of the sale or disposition. The amount of the payment will be determined in accordance with Subsection (c).

                      (2) If a Participating Employer ceases to be an Affiliate, unless otherwise provided in an agreement between an Affiliate and the Participating Employer or an Affiliate and an unrelated third-party acquirer:

                             (A) a Participant who is employed with the Participating Employer or

                             (B) a Participant who is not employed with the Participating Employer but has an Account balance attributable to service with the Participating Employer will not become entitled to his or her Account balance attributable to service with the Participating Employer solely as a result of the cessation and the Participating Employer will, after the date on which it ceases to be an Affiliate, continue to be solely responsible to provide benefits to the Participant at least equal to the balance of the Account as of the effective date of the cessation and as thereafter increased by deferral credits relating to the period before the effective date and earnings credits pursuant to
                             Section 3.3.

               (ii) Withdrawals Due to Unforeseeable Emergency. If a Participant is receiving installment payments, a distribution will be made to a Participant from his or her Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, and (b) the balance of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution (reduced by the amount of any other distribution from the Account after that Valuation
                      Date). The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

               (iii) Accelerated Distribution. If a Participant is receiving installment payments, the Participant may elect to receive a distribution in an amount equal to 90 percent of his or her Account balance as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date), and the remaining 10 percent balance of the Account will be permanently forfeited as of that Valuation Date.

                      The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Participant's properly completed written election is filed with the Administrator.

        (e) Reduction of Account Balance. The balance of the Account from which a distribution is made will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or last preceding the date of the distribution.

4.3     DISTRIBUTION TO BENEFICIARY.

        (a) Time. Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant's death and determines that the Beneficiary is entitled to receive the distribution.

        (b) Form. Distribution to the Participant's Beneficiary will be made in the form of a lump sum cash payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death.

        (c) Amount. The amount of a lump sum payment will be equal to the balance of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date). In addition, if the Participant dies before his or her Severance date or Disability and the Administrator determines that the death is not attributable to the Participant's suicide committed during the first calendar year beginning after December 31, 1998 for which deferrals were credited to the Participant's account under the Prior Plan or are credited to the Participant's Account under the Plan pursuant to Section 3.2(a) or the next following calendar year, the Beneficiary will also receive an amount equal to twice the Participant's total deferrals pursuant to the Prior Plan and the Plan for all years (exclusive of earnings on the deferrals). If there are multiple Beneficiaries, the total amount distributed will be divided among the Beneficiaries as directed by the Participant in the Beneficiary designation.

        (d) Reduction of Account Balance. The balance of the Account from which a distribution is made will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or immediately preceding the date of the distribution.

        (e)    Beneficiary Designation.

               (i) Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account, and the additional amount described in Subsection (c), after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. No designation of a Beneficiary other than the Participant's spouse is effective unless the spouse consents to the designation or the Administrator determines that spousal consent cannot be obtained because the spouse cannot reasonably be located or is legally incapable of consenting. The consent must be in writing, must acknowledge the effect of the election and must be witnessed by a notary public. The consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

               (ii)   If a Participant--

                      (1)    fails to designate a Beneficiary, or

                      (2) revokes a Beneficiary designation without naming another Beneficiary, or

                      (3) designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question,

                      for all or any portion of his or her Account, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

               (iii) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

               (iv) A beneficiary designation made pursuant to the provisions of the Prior Plan and in effect at the close of business on December 31, 2000 will remain in effect under the Plan until changed or revoked pursuant to the Plan.

4.4     NONDEDUCTIBILITY.

        If the Company determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant by an Affiliate for a taxable year of the Affiliate would not be deductible by the Affiliate solely by reason of the limitation under Code section 162(m), to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to the Plan is deductible, notwithstanding any other provision of the Plan or any election by the Participant to the contrary, all or any portion of the distribution may be deferred. Any amounts deferred pursuant to this section will continue to be credited with earnings in accordance with Section 3.3. The deferred amounts and earnings thereon will be distributed to the Participant, or to his or her Beneficiary in the case of the Participant's death, at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Affiliate during which the distribution is made will not be limited by Code section 162(m).

4.5     PAYMENT IN EVENT OF INCAPACITY.

        If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Participating Employer, the Plan and Trust to the extent of the payment.

4.6     SUSPENSION.

        If a Participant who is receiving installment payments again becomes an employee of an Affiliate, the installment payments will stop. The remaining balance of the Participant's Account will be distributed upon the Participant's subsequent Severance or Disability in accordance with Article 4 without regard to any election made pursuant to Section 4.2(b)(ii) prior to the Participant's last preceding Retirement or Disability.

                                   ARTICLE 5.
                     SOURCE OF PAYMENTS; NATURE OF INTEREST

5.1     ESTABLISHMENT OF TRUST.

        A Participating Employer may establish a Trust, or may be covered by a Trust established by another Participating Employer, with an independent corporate trustee. The Trust must (a) be a grantor trust with respect to which the Participating Employer is treated as the grantor for purposes of Code section 677, (b) not cause the Plan to be funded for purposes of Title I of ERISA and (c) provide that the Trust assets will, upon the insolvency of a Participating Employer, be used to satisfy claims of the Participating Employer's general creditors. The Participating Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

5.2     SOURCE OF PAYMENTS.

        (a) Each Participating Employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 or Section 6.3 or 6.4 attributable to a Participant's Account with respect to that Participating Employer, and all costs, charges and expenses relating thereto.

        (b) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer's obligations under the Plan in accordance with the terms of the Trust. The Participating Employer is responsible for paying any benefits attributable to a Participant's Account with respect to that Participating Employer that are not paid by the Trust.

5.3     STATUS OF PLAN.

        Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan, the Participant's or other person's only interest under the Plan being the right to receive benefits in accordance with the terms of the Plan. The Trust is established only for the convenience of the Participating Employers and the Participants, and no Participant has any interest in the assets of the Trust. To the extent the Participant or any other person acquires a right to receive benefits under the Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Participating Employer.

5.4     NON-ASSIGNABILITY OF BENEFITS.

        The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process.

                                   ARTICLE 6.
                             AMENDMENT, TERMINATION

6.1     AMENDMENT.

        (a) Right. The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable.

        (b) Method. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by two of its officers.

        (c) Binding Effect. An amendment adopted in accordance with Subsection (b) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment may retroactively deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment or the date on which the amendment is adopted, whichever is later.

        (d) Prime Rate Investment Fund. An amendment which changes the method of crediting earnings described in Section 3.3(g)(ii) will be effective only if the Company's Board determines in good faith that on the date on which the amendment is approved by the Board, it is reasonably likely that, in the long run, the new method will not result in materially lower earnings credits than the method described in Section 3.3(g)(ii).

        (e) Applicability to Participants Who Have Experienced a Severance or Disability. The provisions of the Plan in effect on a Participant's Severance date or Disability will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

6.2     TERMINATION OF PARTICIPATION.

        Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3, or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

        (a)    terminate the Participant's future participation in the Plan;

        (b) cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum cash payment in an amount determined in accordance with
               Section 4.2(c); and/or

        (c) transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

6.3     TERMINATION.

        The Company reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer in a written instrument adopted in the same manner as an amendment. Upon the termination of the Plan in its entirety or with respect to any Participating Employer, the Company or Participating Employer, as the case may be, will either cause (a) any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 4 or (b) the entire interest in the Plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum cash payment in an amount determined in accordance with
Section 4.2(c).

                                   ARTICLE 7.
                  DEFINITIONS, CONSTRUCTION AND INTERPRETATION

        The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise indicates.

7.1     ACCOUNT.

        "Account" means the bookkeeping account maintained with respect to a Participant pursuant to Section 3.1.

7.2     ADMINISTRATOR.

        "Administrator" means the Company or the person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

7.3     AFFILIATE.

        "Affiliate" means the Company and any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned, directly or indirectly, by the Company.

7.4     BOARD.

        "Board" means the board of directors of the Affiliate in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

7.5     BENEFICIARY.

        "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.3(e) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

7.6     CODE.

        "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.7     COMPANY.

        "Company" means Ceridian Corporation, a Delaware corporation, to be renamed Arbitron Inc.

7.8     CROSS REFERENCE.

        References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

7.9     DISABILITY.

        "Disability" means a disability for which a Participant is receiving disability benefits pursuant to a long-term disability plan maintained by an Affiliate or as a result of which the Participant is certified as being disabled by the Social Security Administration and is receiving disability benefits under the disability provisions of the Social Security Act. The Participant must provide the Administrator with proof of his or her Disability that is satisfactory to the Administrator. For purposes of the Plan, a Disability occurs on the date following the Administrator's receipt of such proof on which the Administrator determines that the Participant has experienced a Disability.

7.10    ERISA.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.11    GOVERNING LAW.

        To the extent that state law is not preempted by the provisions of ERISA, or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law rules of the State of Minnesota or any other jurisdiction.

7.12    HEADINGS.

        The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

7.13    NUMBER AND GENDER.

        Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

7.14    PARTICIPANT.

        "Participant" means an individual who (a) on December 31, 2000, was a participant in the Prior Plan and whose account balance under the Prior Plan as of the close of business on December 31, 2000 (other than the portion of such account balance, if any, scheduled to be distributed pursuant to the Prior Plan on January 1, 2001) was credited to his or her Account as of January 1, 2001 and
(b) has not ceased to be a Participant pursuant to Section 2.3.

7.15    PARTICIPATING EMPLOYER.

        "Participating Employer" means the Company and any other Affiliate that has adopted the Plan, or all of them collectively, as the context requires. An Affiliate will cease to be a Participating Employer upon a termination of the Plan as to its employees and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliate.

7.16    PLAN.

        "Plan" means the Arbitron Executive Investment Plan, as from time to time amended or restated.

7.17    PLAN RULES.

        "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

7.18    PRIOR PLAN.

        "Prior Plan" means the Ceridian Corporation Executive Investment Plan.

7.19    RETIREMENT.

        "Retirement" means a Participant's Severance after his or her

        (a)    attainment of age 65 or

        (b) attainment of age 55 and completion of at least 15 years of "vesting service" (within the meaning of the Company's 401(k) Plan as in effect at the time in question).

7.20    SEVERANCE.

        "Severance" means the date on which a Participant has completely severed his or her employment relationship with all Affiliates.

7.21    TRUST.

        "Trust" means any trust or trusts established by a Participating Employer pursuant to Section 5.1.

7.22    TRUSTEE.

        "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

7.23    UNFORESEEABLE EMERGENCY.

        "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's or Beneficiary's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

7.24    VALUATION DATE.

        "Valuation Date" means, prior to the first Valuation Date in calendar year 2001, the close of business on December 31, 2000 with respect to a Participant's account balance under the Prior Plan credited to his or her Account as of January 1, 2001, and, thereafter, the last day of each calendar month on which the New York Stock Exchange is open for regular business and any interim dates selected by the Administrator.

                                   ARTICLE 8.
                                 ADMINISTRATION

8.1     ADMINISTRATOR.

        The general administration of the Plan and the duty to carry out its provisions is vested in the Company. The Company may delegate such duty or any portion thereof to a named person or persons and may from time to time revoke such authority and delegate it to another person or persons.

8.2     PLAN RULES AND REGULATIONS.

        The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules.

8.3     ADMINISTRATOR'S DISCRETION.

        The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

8.4     SPECIALIST'S ASSISTANCE.

        The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Participating Employers.

8.5     INDEMNIFICATION.

        The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliates against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

8.6     BENEFIT CLAIM PROCEDURE.

        (a) If a request for a benefit by a Participant or Beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

        (b) The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

        (c) The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review relevant Plan documents which relate to the claim and may submit written comments to the Administrator.

        (d) Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

        (e) The foregoing 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90- or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90- or 60-day period, as the case may be.

        (f) A Participant or Beneficiary must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or other proceeding.

8.7     DISPUTES.

        (a) In the case of a dispute between a Participant or his or her Beneficiary and a Participating Employer, the Administrator or other person relating to or arising from the Plan, the United States District Court for the District of Minnesota is a proper venue for any action initiated by or against the Participating Employer, Administrator or other person and such court will have personal jurisdiction over any Participant or Beneficiary named in the action.

        (b) Regardless of where an action relating to or arising from the participation in the Plan by any Participant is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the District of Minnesota will apply to and control all actions relating to the

               Plan brought against the Plan, a Participating Employer, the Administrator or any other person or against any such Participant or his or her Beneficiary.

                                   ARTICLE 9.
                                  MISCELLANEOUS

9.1     WITHHOLDING AND OFFSETS.

        The Participating Employers and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all income, employment, excise and other tax as the Participating Employers or Trustee deems necessary and the Participating Employers may offset against amounts then payable to a Participant or Beneficiary under the Plan any amounts then owing to the Participating Employers by such Participant or Beneficiary.

9.2     OTHER BENEFITS.

        Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

9.3     NO WARRANTIES REGARDING TAX TREATMENT.

        The Participating Employers make no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

9.4     NO RIGHTS TO CONTINUED SERVICE CREATED.

        Neither the establishment of nor participation in the Plan gives any individual the right to continued employment or limits the right of the Participating Employer to discharge, transfer, demote, modify terms and conditions of employment or otherwise deal with any individual without regard to the effect which such action might have on him or her with respect to the Plan.

9.5     SPECIAL PROVISIONS.

        Special provisions of the Plan applicable only to certain Participants may be set forth on an exhibit to the Plan adopted in the same manner as an amendment to the Plan. In the event of a conflict between the terms of the exhibit and the terms of the Plan, the exhibit controls. Except as otherwise expressly provided in the exhibit, the generally applicable terms of the Plan control all matters not covered by the exhibit.

9.6     SUCCESSORS.

        Except as otherwise expressly provided in the Plan, all obligations of the Participating Employers under the Plan are binding on any successor to the Participating Employer whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Participating Employer.